Exhibit 10.1

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT ALT, LLC

c/o American Realty Hospitality Trust, Inc.

405 Park Avenue

New York, NY 10022

December 30, 2016

Summit Hotel OP, LP

Each of the Sellers listed on Schedule 1 to the Purchase Agreement

c/o Summit Hotel Properties, Inc.

12600 Hill Country Boulevard, Suite R-100

Austin, TX 78738

Attention: Chris Eng, Senior Vice President, General Counsel & Chief Risk Officer

Dear Chris:

Reference is made to that certain Real Estate Purchase and Sale Agreement, dated as of June 2, 2015, by and among the sellers listed on Schedule 1 attached thereto (each a “Seller” and collectively the “Sellers”), Summit Hotel OP, LP (“Summit”) and American Realty Capital Hospitality Portfolio SMT, LLC (the “Original Purchaser”), as amended pursuant to that certain letter agreement dated as of July 15, 2015 (the “July 15 Letter Agreement”), that certain letter agreement dated as of August 21, 2015 (the “August 21 Letter Agreement”), that certain letter agreement dated as of October 20, 2015 (the “October 20 Letter Agreement”), that certain extension notice dated as of October 26, 2015 (the “Extension Notice”) and that certain reinstatement agreement dated as of February 11, 2016 (the “Reinstatement Agreement,” and collectively with the July 15 Letter Agreement, the August 21 Letter Agreement, the October 20 Letter Agreement and the Extension Notice, the “Purchase Agreement”).

Pursuant to the Reinstatement Agreement, American Realty Capital Hospitality Portfolio SMT ALT, LLC (the “Purchaser”) replaced the Original Purchaser under the Purchase Agreement.

Sellers and Purchaser desire to change the definition of Closing Date and have agreed to further amend the Purchase Agreement to reflect such modification on the terms and conditions set forth in this letter agreement (this “Letter Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Sellers, Summit and Purchaser hereby agree that the Purchase Agreement shall be amended and modified in accordance with Section 14.4 thereof as follows:

1.             New Closing Date. The definition of “Closing Date” in Section 4.1 of the Purchase Agreement is hereby amended by deleting the words “December 30, 2016” and replacing them with the words “January 10, 2017”.

2.             Ratification. The Sellers and Purchaser ratify and confirm the continued force and effect of the Purchase Agreement, as modified by this Letter Agreement. The Sellers and Purchaser agree that all terms and provisions of the Purchase Agreement shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein.

3.             Binding Effect. This Letter Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.             Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Letter Agreement.

2

Sincerely,

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT ALT, LLC,

a Delaware limited liability company

By:	/s/ Paul C. Hughes
Name:	Paul C. Hughes
Title:	Authorized Signatory

Signature Page to Letter Agreement

SUMMIT HOTEL OP, LP,

a Delaware limited partnership (Individually and in accordance with Section 14.20 of the

Purchase Agreement on behalf of each Seller)

By: SUMMIT HOTEL GP, LLC,

its general partner

By: SUMMIT HOTEL PROPERTIES, INC.,

its sole member

By:	/s/ Chris Eng
Name:	Chris Eng
Title:	Secretary

SUMMIT HOSPITALITY I, LLC,

a Delaware limited liability company

By:	/s/ Chris Eng
Name:	Chris Eng
Title:	Secretary

Signature Page to Letter Agreement